EXHIBIT 10(c)




                  INVESTMENT AND STRATEGIC ALLIIANCE AGREEMENT

                                     between

                          21st CENTURY INSURANCE GROUP

                                       and

                       AMERICAN INTERNATIONAL GROUP, INC.


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                             JOINT VENTURE AGREEMENT

                                       FOR

                    20TH CENTURY INSURANCE COMPANY OF ARIZONA


     Joint Venture Agreement, dated as of December 7, 1995 between American International Group, Inc., a Delaware corporation ("AIG") and 20th Century Industries, a California corporation ("Industries").

          WHEREAS, AIG and Industries are party to an Investment and Strategic Alliance Agreement, dated as of October 17, 1994 (the "Investment Agreement");

          WHEREAS, Section 5.2 of the Investment Agreement provides f or AIG and Industries the opportunity to form one or more subsidiaries to engage in Industries' business in states outside California mutually agreed from time to time by MG and Industries;

          WHEREAS, AIG and Industries have agreed to form a subsidiary ("Subsidiary")to engage in Industries' business in Arizona and whereas such subsidiary will be licensed by the Department of Insurance of the State of Arizona; and

          WHEREAS, the parties wish to state their agreement;

          NOW THEREFORE, the parties hereby agree as follows:

          1.  Formation. The articles of incorporation of Subsidiary (the
              ---------
"Articles") shall be substantially in the form set forth in Exhibit A hereto Promptly following the date hereof, AIG shall file or cause to be filed the Articles with the Arizona Corporation Commission.

          2.  Bylaws. The Bylaws of Subsidiary (the "Bylaws") shall be
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substantiallyin the form set forth in Exhibit B hereto. Promptly following the incorporation of Subsidiary, AIG and Industries shall cause the Board of Directors of Subsidiary (the "Board") to adopt the Bylaws.

          3.  Subscriptions. Promptly following the incorporation of Subsidiary,
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(i) AIG shall subscribe for 5100 shares of Subsidiary's Common Stock, par value
$100 per share (the "Common Stock") at an aggregate subscription price of $1,500,000.00 and (ii) Industries shall subscribe f or 4900 shares of Common Stock at an aggregate subscription price of $500,000, operational skills of Industries' employees, the goodwill of Industries and other reliable consideration.

          4.  Future Share Offerings. (a) The Board may, by majority vote, cause
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Subsidiary, from time to time, to offer to AIG and Industries up to an aggregate of 1,300 shares of Common Stock at a subscription price of $10,000 per share.
AIG shall be offered the right to subscribe for 51% of each such offer and Industries shall be offered the right to subscribe for 49% of each such offer.

          (b) Within twenty-five business days of the Board approving an offer of additional Common Stock as provided in Section 4(a) above, Industries shall notify AIG and Subsidiary in writing as to whether it will accept such offer and subscribe for the additional Common Stock offered to it. In the event Industries accepts such offer, Subsidiary shall issue the additional Common Stock to AIG and Industries on the terms set forth in Section 4(a) and in the resolution of the Board relating to such offer.

          (C) In the event Industries fails to notify AIG and Subsidiary as providedin Section 4(b) above that it will accept an offer or otherwise fails to subscribe for the additional Common Stock pursuant to an offer, AIG shall cease to have the right to subscribe for the additional Common Stock pursuant to such offer and, in lieu of such right and upon authorization of the issuance thereof


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by the Board, AIG shall have the right to subscribe for shares of Subsidiary's
Series A preferred stock, par value $.01 per share (the Preferred Stock"), which shall have the terms set forth in Exhibit A hereto. In the event AIG exercises its right to subscribe for the Preferred Stock, the subscription price shall be $10,000 per share of Preferred Stock (the "Preferred Subscription Price"). With respect to an offer, MG shall have the right to purchase the number of shares of Preferred Stock equal to the total number of shares of Common Stock offered to AIG and Industries in 5uch offer.

          (d) During each Option Period (as defined below), Industries may, at its option, purchase from AIG up to 49% of all Preferred Stock theretofore acquired by AIG pursuant to Section 4(c) (rounded down to the nearest whole share) at the price per share equal to the Preferred Subscription Price, plus accrued and unpaid dividends. The "Option Periods" shall be the 10-day period commencing on each of the first, second, third and fourth anniversary of the date of this Agreement. The parties acknowledge that immediately upon the purchase by Industries of Preferred Stock pursuant to this Section 4(d), all Preferred Stock so purchased and an amount of Preferred Stock owned by AIG (or its Permitted Transferee) equal to the amount of Preferred Stock purchased by Industries pursuant to this Section 4(d) multiplied by 51/49 shall by their terms convert into Common Stock.

          (e) On the fifth anniversary of this Agreement, Industries shall purchase from MG 49% of all Preferred Stock then held by AIG (rounded down to the nearest whole share) at the price per share equal to the Preferred Subscription Price, plus accrued and unpaid dividends. The parties acknowledge that immediately upon the purchase by Industries of Preferred Stock pursuant to this Section 4(e), all Pref erred Stock then outstanding shall by its terms convert into Common Stock.

          5. Arizona License. Promptly following its incorporation, the parties
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shall cause Subsidiary to apply for all necessary authorizations and licenses of and from the Arizona Department of Insurance.

          6. Line of Business. The parties shall cause Subsidiary to engage
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initially in the personal automobile insurance business in Arizona and/or such other business as MG and Industries determine. Subsidiary shall not engage in business in any jurisdiction outside of Arizona.

          7. Management. The management of Subsidiary will be subject to the
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Board. The Board shall be comprised of five directors, three of whom shall be nominated by AIG (the "MG Nominees") and two of whom shall be nominated by Industries (the "Industries Nominees"). An AIG Nominee shall serve as chairman of the Board of Directors. Each of AIG and Industries agree to vote their shares at Subsidiary shareholder meetings in support of the election to the Board of the AIG Nominees and the Industries Nominees.

          The initial MG Nominees shall be Robert Sandier, Howard Smith and Edward Matthews. Mr. Sandier shall be Chairman of the Board.

          The initial Industries Nominees shall be William Mellick and Robert Tschudy. Mr. Mellick shall be Vice Chairman of the Board.

          The Board shall elect executive officers of Subsidiary from time to time in accordance with Subsidiary's Bylaws. The day-to-day management of Subsidiary will be conducted by such executive officers in accordance with policies established by the Board.


          The initial officers of Subsidiary shall be Mr. Mellick as President and Chief Executive Officer, Mr. Tschudy as Executive Vice President, Paul Farber as Secretary and William Dooley as Treasurer. The other executive officers of Subsidiary shall be elected by the Board.


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          8. Operational Support and Controls. (a) AIG will provide Subsidiary
             --------------------------------
with investment, treasury and legal services. Subsidiary shall pay AIG an initial annual fee of $90,000 in respect of such services. The fee shall be paid by Subsidiary quarterly in arrears within 30 days of the end of each calendar quarter.

          The amount of the fee to be paid by Subsidiary to MG shall be adjusted on each anniversary of this Agreement as agreed between AIG and Industries, but in no event shall such fee be less than the initial annual fee.


          (b)     (i)     Industries will provide, directly or indirectly,
Subsidiary with marketing, underwriting, claims, accounting, tax and other operating services (exclusive of data processing services). Such services will be provided at Industries' cost. The fee for such services shall be paid by Subsidiary quarterly in arrears within 30 days of receipt from Industries of an invoice detailing such expenses.

                 (ii) Industries will provide, directly or indirectly, Subsidiary with data processing services for an initial amount of $500,000 and quarterly amounts equal to 2% of gross written premium for such quarter, such quarterly fees not to exceed $1,000,000 in aggregate during the first five years of Subsidiaries' operations. Such quarterly fees shall be paid by Subsidiary within 30 days of receipt from Industries of an/invoice detailing such expenses.

                (iii) It is the intention of AIG and Industries that Subsidiary eventually operate as a more independent entity with a substantial ability to provide its own marketing, underwriting, claims, accounting, tax, data processing and other operating services. Therefore, Industries' obligations set forth in the previous two paragraphs shall terminate after the fifth anniversary of the formation of Subsidiary; provided, however, that Industries'
                                            --------  -------
obligations

to provide such services or a part thereof may be extended by the Board for up to an additional two years if the Board determines it to be so advisable. During any such extension period, the services described in paragraph 8b(i) will be provided at Industries' cost and the services described in paragraph 8b(ii) will be provided at a quarterly fee of 2% of gross written premium, unless total quarterly fees described in paragraph 8b(ii) plus any quarterly fees calculated at 2% of gross written premium for such extension period equal $1,000,000, at which time the fee will be Industries' cost.

          (c) Subsidiary will provide AIG and Industries with access to, and copies of, all information, including corporate, legal and tax records and documentation, as MG or Industries may from time to time request. Subsidiary shall provide to MG and Industries (i) promptly following the end of each fiscal quarter, an income statement and related data for such quarter and. a balance sheet as of the last day of such quarter and (ii) promptly following the end of each month, underwriting and claims data for such month. In addition, AIG and Industries shall have direct access to any lawyers, consultants or accountants hired by Subsidiary with respect to its business.

          9. Transfer Restrictions. (a) Each of AIG and Industries agree that it
             ---------------------
shall not transfer the Common Stock it acquires pursuant to Section 3 hereof or the Common Stock or Preferred Stock it acquires pursuant to Section 4 hereof until the fifth anniversary of this Agreement, pr~d.~d, ~ that AIG shall have the right to transfer any such Common Stock or Preferred Stock to a wholly-owned subsidiary of MG and Industries shall have the right to transfer any such Common Stock to a wholly-owned subsidiary of Industries (provided, in each case, the transferee agrees to be bound by the terms hereof).

          (b) Following the fifth anniversary of this Agreement, AIG and Industries shall each have the right to transfer all, but not less than all, of the Common Stock then held by such party, provided that (i) the transferring party shall have given the other party written notice of the proposed transfer specifying the intended method of transfer, the identity of the proposed transferee and the price per share; (ii) within 30 days following such written notice, the transferring party shall not have received written notice that the other party will purchase such shares at the price set forth in the written


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notice delivered pursuant to clause (i) above; and (iii) such transfer takes place at a price not less than the price specified in the written notice delivered pursuant to clause (i) above within 90 days following such written notice.

          (c) In the event a party delivers notice to a transferring party as provided in Section 9(b) (ii) above that such party will purchase the shares proposed to be transferred, such purchase shall occur within 30 days of the latter of (i) written notice pursuant to Section 9(b) (ii) and (ii) the parties having obtained all regulatory approvals required in order to effect such purchase. The obligation to effect any such purchase shall be subject to the condition that the transferring party deliver to the purchasing party (against payment of the required consideration therefor) the shares being transferred free and clear of all liens and other claims, together with documentation evidencing the transfer in form acceptable to the purchasing party. Upon such purchase, such purchasing party shall acquire all of the rights and obligations of the transferring party under this Agreement.

          10. Accounting Policies. Subsidiary will apply U.S. generally accepted
              -------------------
accounting principles ("GAAP") on a consistent basis for purposes of maintaining its books and records.

          11. Representations arid Warranties. The representations and
              -------------------------------
warranties of the parties are set forth in Schedule I hereto and are incorporated by reference herein. Such representations and warranties shall survive the termination of the joint venture created hereby. Failure to obtain the approval of Arizona regulatory authorities to the formation of Subsidiary shall not constitute a breach by a party of any such representations or warranties, provided that such party has complied with Section 13 hereof.

          12. Closing. The closing of the transactions contemplated herein (the
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"Closing") shall be at the offices of Low & Childers, P.C., 2999 North 44th
Street, Suite 250, Phoenix, Arizona 85018 on a business day (the "Closing Date") on or prior to March 29, 1996 as agreed by the parties and shall be as soon as practicable after the date hereof. Payment of the subscription price shall be made by each of AIG and Industries by wire transfer or check.

          13. Best Efforts. AIG and Industries shall use their respective best
              ------------
efforts to cause Subsidiary to take all actions required to be taken by Subsidiary under this Agreement and otherwise to comply with the terms hereof.

          14. Waiver of Breach. The waiver by either party of a breach of any
              ----------------
term of this Agreement shall not operate nor be construed as a waiver of any subsequent breach thereof.

          15. Notices. All notices, requests, demands, consents and other
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communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next business day if sent by overnight courier or after five business days if sent by mail.

          Unless otherwise notified by any of the parties, notices shall be sent to the parties as follows:


To Industries:                    20th Century Industries
                                  301 Owensmouth Avenue
                                  Woodland Hills, California 91367
                                  Facsimile:     (818) 715-6223
                                  Attention:     Chief Executive Officer


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with a copy to:                   20th Century Industries
                                  6301 Owensmouth Avenue
                                  Woodland Hills, California 91367
                                  Facsimile:     (818) 704-3061
                                  Attention:     General Counsel


To AIG:                           American International Group, Inc.
                                  70 Pine Street
                                  New York, New York 10270
                                  Facsimile:     212-785-7564
                                  Attention:     Robert Sandler


with a copy to:                   American International Group, Inc.
                                  70 Pine Street
                                  New York, New York 10270
                                  Facsimile:     212-785-1584
                                  Attention:     General Counsel

          16.     Captions. The captions or headings in this Agreement are for
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convenience and reference only, and no way define, describe, extend or limit the scope or intent of this Agreement.

          17.     Severability. If any clause, provision or section of this
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Agreement shall be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

          18.     Governing Law. This Agreement shall be governed by and
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construed and enforced in accordance with the laws of the State of Arizona without giving effect to conflicts of law principles.

          19.     Consent to Jurisdiction; Service of Process; Waiver of
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Jury Trial.  (a) The parties to this Agreement hereby irrevocably submit to the
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exclusive jurisdiction of any Federal court located in Phoenix, Arizona, over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court.

          (b) The parties hereby irrevocably waive any rights they may have in any court, state or federal, to a trial by jury in any case of any type that relates to or arises out of this Agreement or the transactions contemplated herein.

          20.     .Modification and Amendment. This Agreement may not be
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changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

          21.     Counterparts. This Agreement may be executed in counterparts,
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each of which shall be an original, but all of which together shall constitute one and the same instrument.

          22.     Entire Agreement. This Agreement constitutes the entire
                  ----------------
and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                   AMERICAN INTERNATIONAL
                                      GROUP, INC.


                                   By:
                                      ------------------------------
                                   Name:   Robert Sandier
                                   Title:  Executive Vice President


                                   20TH CENTURY INDUSTRIES


                                   By:
                                      ------------------------------
                                   Name:   William L. Mellick
                                   Title:  President and
                                           Chief Executive Officer


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                                                                      Schedule I
                                                                      ----------

                         Representations and Warranties
                         ------------------------------


     (a) AIG represents and warrants to Industries as of this date as follows:

     (i) AIG has the corporate power and authority to execute, deliver and perform the transactions and operate the business contemplated by this Agreement. The execution, delivery and performance of this Agreement and the operation of Subsidiary as contemplated by this Agreement have been duly authorized by all neces-sary proceedings on the part of AIG. The Agreement constitutes a legal, valid and binding obligation of MG, enforceable against MG in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (ii) None of the execution, delivery or performance of this Agreement or the operation of the business of Subsidiary as contemplated hereby will result in any breach of, or constitute a default under, the charter or by-laws of AIG, or any material agreement, instrument, judgment, decree, order, statute, rule or regulation, applicable to MG, the violation of which could reasonably be expected to affect adversely AIG's ability to perform its obligations under this Agreement. MG is not, and the operation of the business of Subsidiary as contemplated will not be, in violation of any term of its charter or bylaws, or of any term of any material agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to it, the violation of which could reasonably be expected to affect adversely AIG's ability to perform its obligations under this Agreement. For purposes of this clause (ii), AIG includes its direct and indirect subsidiaries and affiliates.

     (b) Industries represents and warrants to AIG as of this date as follows:

     (i) Industries has the ,corporate power and authority to execute, deliver and perform the transactions and operate the business contemplated by this Agreement. The execution, delivery and performance of this Agreement and the operation of Subsidiary as contemplated by this Agreement have been duly authorized by all necessary proceedings on the part of Industries. The Agreement constitutes a legal, valid and binding obligation of Industries, enforceable against Industries in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (ii) None of the execution, delivery or performance of this Agreement or the operation of the business of Subsidiary as contemplated hereby will result in any breach of, or constitute a default under, the charter or bylaws of Industries, or any material agreement, instrument, judgment, decree, order, statute, rule or regulation, applicable to Industries, the violation of which could reasonably be expected to affect adversely Industries' ability to perform its obligations under this Agreement. Industries is not, and the operation of the business of Subsidiary as contemplated will not be, in violation of any term of its charter or by-laws, or of any term of any material agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to it, the violation of which could reasonably be expected to affect adversely Industries' ability to perform its obligations under this Agreement. For purposes of this clause (ii), Industries includes its direct and indirect subsidiaries and affiliates.


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